Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of FreightCar America, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Edward J. Whalen, Chief Executive Officer, and Joseph E. McNeely, President and Chief Operating Officer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2013	By:	/s/ EDWARD J. WHALEN
Edward J. Whalen,
Chief Executive Officer (Principal Executive Officer)

Date: May 10, 2013	By:	/s/ JOSEPH E. MCNEELY
Joseph E. McNeely,
President and Chief Operating Officer (Principal Financial Officer)

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.